As filed with the Securities and Exchange Commission on February 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EIKON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2807586
(State of incorporation)	(IRS Employer Identification No.)

230 Harriet Tubman Way

Millbrae, California 94030

(341) 777-0566

(Address of principal executive offices / Zip Code)

Eikon Therapeutics, Inc.

2019 Equity Incentive Plan

2026 Long-Term Incentive Plan

2026 Employee Stock Purchase Plan

Non-Plan Based Stock Option Agreement Awards

(Full title of the plan)

Roger M. Perlmutter, M.D., Ph.D.

Chief Executive Officer

Eikon Therapeutics, Inc.

230 Harriet Tubman Way

Millbrae, California 94030

(341) 777-0566

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Brian K. Rosenzweig Bradley Chernin Brianna M. Bloodgood Covington & Burling LLP 30 Hudson Yards New York, New York 10001 (212) 841-1000	Benjamin Thorner Chief Business Officer and General Counsel Eikon Therapeutics, Inc. 230 Harriet Tubman Way Millbrae, California 94030 (341) 777-0566

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to the instructions to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will deliver the documents containing the information specified in Part I to participants as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s prospectus, dated February 4, 2026, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-292633), which contains audited financial statements for the Registrant’s latest fiscal year, for which such statements have been filed;

(b)

The description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43085), filed with the Commission on January 28, 2026, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 6, 2026.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to filing a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except for the documents, or portions thereof, that are furnished rather than filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

The Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) contain provisions that limit the liability of the Registrant’s directors and officers for monetary damages to the fullest extent permitted by law.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Registrant’s directors and officers will be further limited to the greatest extent permitted by the DGCL.

The Certificate of Incorporation also provides that the Registrant will indemnify, to the fullest extent permitted by law, each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, other enterprise, or nonprofit entity. In addition, the Certificate of Incorporation provides that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Certificate of Incorporation, the Bylaws and in the indemnification agreements that the Registrant entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees, or other agents or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Bylaws provide that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, or agent of the Registrant or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnity such person against such expense, liability or loss under the DGCL. The Registrant has obtained insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registration, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-43085), filed with the Commission on February 6, 2026).

3.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

4.2	Form of Warrant to Purchase Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

4.3	Amended and Restated Investors’ Rights Agreement, dated February 14, 2025, by and among Eikon Therapeutics, Inc. and the investors thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

5.1*	Opinion of Covington & Burling LLP.

10.1	Eikon Therapeutics, Inc. 2019 Equity Incentive Plan, as amended, and forms of agreement thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

10.2	Eikon Therapeutics, Inc. 2026 Long-Term Incentive Plan, and forms of agreement thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

10.3	Eikon Therapeutics, Inc. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 9, 2026).

10.4	Eikon Therapeutics, Inc. Amended and Restated Notice of Stock Option Grant, by and between Eikon Therapeutics, Inc. and Roger M. Perlmutter, M.D., Ph.D., and the Stock Option Agreement, dated May 6, 2025 (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 28, 2026).

10.5	Eikon Therapeutics, Inc. Notice of Stock Option Grant, by and between Eikon Therapeutics, Inc. and Roger M. Perlmutter, M.D., Ph.D., and the Stock Option Agreement, dated May 6, 2025 (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-292633), filed with the Commission on January 28, 2026).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millbrae, California, on February 6, 2026.

EIKON THERAPEUTICS, INC.

By:	/s/ Roger M. Perlmutter, M.D., Ph.D.
Name: Roger M. Perlmutter, M.D., Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Roger M. Perlmutter, M.D., Ph.D. and Alfred Bowie, Ph.D., and each of them, as his or her true and lawful attorney or attorneys, to execute in his or her name in any such capacity this Registration Statement, any amendment thereto or other document in connection therewith, and to cause the same to be filed with the Commission, each of such attorneys to have full power to act with or without the other and to have full power and authority to do and perform any act necessary, appropriate or advisable to carry out the intent of these resolutions as fully and to all intents and purposes as such officer might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Roger M. Perlmutter, M.D., Ph.D.	Chief Executive Officer, Chair and Director	February 6, 2026
Roger M. Perlmutter, M.D., Ph.D.	(Principal Executive Officer)

/s/ Alfred Bowie, Ph.D.	Chief Financial Officer	February 6, 2026
Alfred Bowie, Ph.D.	(Principal Financial and Accounting Officer)

/s/ Leon Chen, Ph.D.	Director	February 6, 2026
Leon Chen, Ph.D.

/s/ Kenneth C. Frazier	Director	February 6, 2026
Kenneth C. Frazier

/s/ Robert Huffines	Director	February 6, 2026
Robert Huffines

/s/ David Meline	Director	February 6, 2026
David Meline

/s/ Joshua Wolfe	Director	February 6, 2026
Joshua Wolfe